UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 12, 2008
DIAMOND FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1050 S. Diamond Street
Stockton, California	95205

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (209) 467-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 12, 2008, Diamond Foods, Inc. (“Company”) issued a press release, a copy of which is filed as an exhibit to this report and incorporated by reference herein, in which it announced that the departure of Seth Halio, the Company’s Executive Vice President, Chief Financial Officer, from the Company effective on February 12, 2008. Steven M. Neil, a member of the Company’s Board of Directors, has been appointed to the new role of Executive Vice President, Chief Financial and Administrative Officer of the Company, effective March 1, 2008. Mr. Neil will step down from the Audit Committee upon commencement of his employment with the Company.
Mr. Neil served as Executive Vice President and Chief Financial Officer of The Cooper Companies, Inc., a company that manufactures specialty healthcare products, from April 2007 to February 2008. From January 2005 to April 2007, Mr. Neil was Vice President and Chief Financial Officer of The Cooper Companies. From July 2003 to January 2005, he served as Executive Vice President, Chief Financial Officer and Secretary of Ocular Sciences, Inc., a contact lens company. From 1997 to June 2003, he was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of Sola International, a marketer of eyeglass lenses. He holds a B.A. from the University of California, Santa Barbara, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.
In connection with the appointment of Mr. Neil as our Executive Vice President and Chief Financial and Administrative Officer, the Company and Mr. Neil entered into an agreement regarding his employment. The Company agreed that Mr. Neil’s annual base salary will be $400,000 and that he will be entitled to a maximum bonus in the amount of 70% of annual base salary under our Annual Bonus Program. Any bonus paid during fiscal 2008 would be subject to proration based on his length of service during the fiscal year. In addition, the Company agreed to pay Mr. Neil a bonus of $25,000 on commencement of employment and another $25,000 on the six-month anniversary of his first date of employment. Mr. Neil will also participate in other health and welfare benefits on a basis substantially the same as that for other employees. In addition, he will party to the Company’s standard form of Change of Control and Retention Agreement, pursuant to which he is entitled to receive 200% of his annual base salary and maximum bonus if he is terminated under certain conditions after a change of control. Mr. Neil will be provided with a monthly car allowance of $1,000 and access to financial planning services.
The Company informed Mr. Neil that it would recommend that he be granted an option to purchase 45,000 shares of Company common stock, vesting 25% on the first anniversary of the date of grant and in 12 equal quarterly increments thereafter, and an award of 45,000 restricted shares, vesting in equal annual installments on the first four anniversaries of the date of award.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits.

Exhibit	Description

99.1	Diamond Foods, Inc. press release dated February 12, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.
Date: February 12, 2008	By:	/s/ Stephen Kim
		Name:	Stephen Kim
		Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Diamond Foods, Inc. press release dated February 12, 2008.

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